Exhibit 99.1
THIRD AMENDMENT TO LEASE
     This Third Amendment to Lease is made and entered into as of November 20, 2006, by and between GOLKAR ENTERPRISES, LTD. (“Lessor”), and MOTORCAR PARTS OF AMERICA, INC., a New York corporation (“Lessee”).
RECITALS:
     A. Lessor and Motorcar Parts and Accessories, Inc. (predecessor-in-interest to Lessee) entered into that certain Standard Industrial/Commercial Single-Tenant Lease-Gross dated September 19, 1995 (the “Original Lease”) with respect to the premises located at 2931 California Street, Torrance, California 90503, consisting of approximately 79,708 square feet.
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     B. The Original Lease was amended by an Amendment To Lease dated October 3, 1996 (the “First Amendment”), which, among other things, expanded the Premises to include the premises located at 2929 California Street, Torrance, California 90503, consisting of approximately 147,600 square feet (the premises at 2929 and 2931 California Street are collectively referred to as the “Premises”).
     C. The Original Lease and First Amendment were further amended by a Second Amendment to Lease dated as March 15, 2002 (the “Second Amendment”) (the Original Lease, the First Amendment and the Second Amendment are hereinafter collectively referred to as the “Lease”).
     D. Lessor and Lessee desire to modify the Lease.
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
          1. All capitalized terms herein shall have the same meaning as set forth in the Lease except as specifically provided herein.
          2. Modifying Paragraph 1.3 of the Original Lease, Paragraph 3 of the First Amendment and Paragraph 2 of the Second Amendment, upon the expiration of the current Term on March 31, 2007, the Lease shall be extended for an additional five (5) years commencing April 1, 2007 and ending on March 31, 2012.
          3. Modifying Paragraph 1.5 and Addendum Paragraph 4 of the Original Lease, Paragraph 4 of the First Amendment and Paragraph 3 of the Second Amendment, commencing April 1, 2007, the Base Rent shall be $110,700 per month. During the period commencing October 1, 2009 and continuing through March 31, 2012, the monthly Base Rent of $110,700 will be increased to reflect any change in the Consumer Price Index between January, 2007 and July, 2009. The increase in the Consumer Price Index shall be computed based on the “Consumer Price Index for All Urban Consumers, Los Angeles-Riverside-Orange County, All Items, 1982-84=100”, issued by the United States Department of Labor, Bureau of Labor Statistics. If the Index for the month of July, 2009 is greater than the Index for the month of January, 2007, then the monthly Base Rent will be increased in the same proportion as the increase. However, such increase shall not be more than a total of six (6) percent per year (15% in aggregate) nor less than a total of three (3) percent per year (7.5% in aggregate) during said period. In no event shall the monthly Base Rent be decreased as a result of any declines in said Consumer Price Index.
Should the United States Department of Labor re-adjust the above-described Consumer Price Index to a different base period than the base period in effect when this Lease is executed, then such change in the base shall be taken into account and reflected in all adjustments. Should the official reports of the United States Department of Labor be unavailable for the relevant period at the time that any adjustment hereunder is to become effective, Lessee shall pay the rental on the unadjusted basis until the statistical information for the adjustment is available, and within fifteen (l5) days from written notice by Lessor to Lessee of the adjustment including figures upon which the adjustment is based, Lessee shall pay to Lessor such sum as represents the difference between the rent paid and the adjusted amount of the rent due and payable. In addition, at such time, Lessee shall pay to Lessor an amount sufficient to cause the security deposit hereunder to be increased to an amount equal to the new monthly base rental. If the described Index shall no longer be published, another index generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within thirty (30) days after demand by either party, the substitute index shall, on application of either party, be selected by the chief officer of the San Francisco Regional Office of the Bureau of Labor Statistics or its successor. If selection by such officer cannot be obtained, the adjustment shall be made by mutual agreement or by arbitration.
          4. No later than April 1, 2007, Lessee’s present security deposit shall be increased to $110,700, and such security deposit shall be increased during the term hereof in accordance with Paragraph 5 of the Original Lease (i.e., so that the security deposit is always equal to one month’s rent).
          5. Notwithstanding anything to the contrary in the Lease, Lessee shall continue to pay its pro rata share of common area maintenance costs relating to landscaping, asphalt, repair and maintenance of the roof (but not replacement of the roof) and common area utilities. Notwithstanding the foregoing, such common area maintenance costs shall not include (and Lessor shall be solely responsible for) the following: (i) costs relating to the existing drainage problems in the parking lot (including costs of repairing existing drainage facilities or adding new facilities), (ii) that portion of the cost of goods and/or services paid to Lessor affiliates in excess of market rates, (iii) costs of design, entitlement, site preparation, planning, marketing, construction, and/or acquisition of new buildings, additional land or any expansion of or major physical change to the Premises or project, (iv) Lessor’s general corporate overhead, (v) all costs of capital improvements, alterations or replacements, (vi) management or supervision fees of any kind, (vii) except as set forth in the first sentence of this Paragraph 5, the cost of Lessor’s obligations under Section 7.2 of the Original Lease and Paragraph 7.1 of the Addendum to the Original Lease, or (viii) the cost of the “Roof Replacement” (as defined below). Lessee’s pro rata share shall be 63.2% based on the 227,368 square feet of the Premises divided by the 359,911 of the total project of which the Premises are a part (subject to potential reduction as set forth in Paragraph 8 below). Prior to December 31, 2007, Lessor shall ensure that the asphalt of the Premises is in good condition and shall make any required repairs to the asphalt and drainage as set forth in (i) above at Lessor’s sole cost and expense, except for repairs required due to the negligence or abuse of Lessee (in which event, Lessee shall be responsible for the cost of such repairs). Lessee shall be responsible, at Lessee’s sole cost and expense, to cure to Lessor’s reasonable satisfaction: (y) any structural problems that violate building code or are required by the City Engineer resulting from additional weight that Lessee has heretofore added to the roof or structural members of the Premises; and (z) any problems arising from installations by Lessee that do not conform to roofing industry standards (collectively, “Lessee’s Required Roof Repair”). Prior to August 31, 2007 (subject to force majeure), Lessor, at Lessor’s sole cost and expense, shall replace the roof on the upper portion of the 2929 California building, as set forth on Exhibit “A” attached hereto. Within one year after Lessee has completed Lessee’s Required Roof Repair (subject to force majeure), Lessor shall replace the roof on the lower portion of the 2929 California building, as set forth on Exhibit “A” (the work on the upper and lower portions of the 2929 California building are collectively referred to as the “Roof Replacement”). The replacement of the roof on the lower portion of the 2929 California building shall be at Lessor’s sole cost and expense except for the additional cost (the “Additional Roof Cost”) resulting from Lessee’s additional installations on the roof (e.g., the cost of cranes necessary to temporarily remove such installations during the Roof Replacement). The Additional Roof Cost shall be at Lessee’s sole cost and expense. Lessor and Lessee shall perform such work in a good and workmanlike manner and in compliance with all applicable laws and building codes. Lessor shall use reasonable commercial diligence to minimize interference with Lessee’s use of the Premises during such Roof Replacement work and asphalt repair work and shall coordinate the timing of all construction activities with Lessee. At Lessee’s request, Lessor, at Lessor’s sole cost and expense, shall provide to Lessee sufficient visqueen to cover the entire underside of the roof. However, Lessee shall be responsible for installing the visqueen if it desires to use it. Lessor shall have no responsibility for the installation of the visqueen or its effectiveness. Lessee understands that the asphalt repairs will need to be done in phases and Lessee shall reasonably cooperate with Lessor in coordinating such work. Lessee further acknowledges that reasonable commercial diligence does not require that the Roof Replacement work and asphalt repair work be done after regular working hours.
          6. Notwithstanding any other provision to the contrary, for purposes of determining the increases in insurance and Real Property Taxes for which Lessee is responsible, the “Base Premium” for purposes of Paragraph 8.1 of the Original Lease shall be the premiums for the insurance specified in Paragraphs 8.2(b), 8.3(a) and 8.3(b) of the Original Lease for the calendar year 2007, and the base year for purposes of determining the increase in Real Property Taxes shall be the 2006-2007 fiscal tax year (the year during which this Amendment is executed). The typed language at the end of Paragraph 8.3(a) of the Original Lease dealing with additional insurance required by Lessor’s lender, is hereby deleted in its entirety. If such insurance is required, the reasonable cost thereof shall be included as a part of the Base Premium and Lessee shall be responsible for increases over the Base Premium. In addition, the amount of Lessee’s liability insurance in Paragraph 8.2(a) shall be increased to Two Million Dollars ($2,000,000).
          7. Except as set forth in Paragraph 5 above, on April 1, 2007, Lessee shall accept the Premises in their then “as-is, where-is” condition. Lessor shall provide an allowance of Three Hundred Thousand Dollars ($300,000) for “Approved Tenant Improvements”. “Approved Tenant Improvements” shall mean: (a) the hard costs of permanent improvements to the Premises, specifically including paint and carpet, but specifically excluding other wall coverings and furniture; and (b) for which Lessee has received the prior approval of Lessor, which approval shall not be unreasonably withheld, conditioned or delayed. Lessor shall pay Lessee the cost of such Approved Tenant Improvements within thirty (30) days after written request from Lessee, accompanied by reasonable supporting data and appropriate lien releases; provided, however, that requests for payment shall be in the minimum amount of Fifty Thousand Dollars ($50,000) except for the final payment. Upon request of Lessee at the time

Lessee requests approval for any Approved Tenant Improvements, Lessor shall notify Lessee if Lessor will require the removal of any such Approved Tenant Improvements upon the expiration or earlier termination of the Lease in accordance with Paragraph 7.4 of the Original Lease.
          8. Subject to Paragraph 39 of the Lease, if this Lease has not been cancelled or terminated prior to March 31, 2008, and if Lessee is at the time of exercise and through March 31, 2008, in possession of the Premises and is not at the time of exercise and through March 31, 2008 in default of any of the terms, covenants or conditions of this Lease beyond the applicable notice and cure period (it being understood that if Lessee is in default at such time and the cure period has not run, Lessee must cure the default within the cure period), Lessee is hereby granted an option (the “First Contraction Option”) to cancel the Lease effective as of March 31, 2008 for the 79,708 square foot portion of the Premises (and not for any smaller portion) commonly known as 2931 California Street that is at the most westerly portion of the Building as shown on Exhibit “A” attached hereto (the “Contraction Space”). In order to exercise the First Contraction Option, Lessee shall deliver written notice to Lessor on or before September 30, 2007. Subject to Paragraph 39 of the Lease, if Lessee has not exercised the First Contraction Option, and if this Lease has not been cancelled or terminated prior to March 31, 2009, and if Lessee is at the time of exercise and through March 31, 2009, in possession of the Premises and is not at the time of exercise and through March 31, 2009 in default of any of the terms, covenants or conditions of this Lease, Lessee is hereby granted an option (the “Second Contraction Option”) to cancel the Lease effective as of March 31, 2009 for the “Contraction Space”. In order to exercise the Second Contraction Option, Lessee shall deliver written notice to Lessor on or before September 30, 2008. If Lessee exercises either the First or Second Contraction Options, then, as a condition to the effectiveness of such Options: (a) Lessee shall surrender the Contraction Space to Lessor in the condition set forth in the Lease including Paragraph 7.4 thereof; (b) Lessee shall pay to Lessor on the effective date of the termination of the Lease with respect to the Contraction Space, the unamortized cost of any brokerage commission paid to Equis Corporation as set forth in Paragraph 10 below (amortized on a straight line basis without interest); (c) Lessee’s parking shall be reduced by a pro rata amount, with such relinquished spaces being on the west side of the Building; (d) the electrical transformer and related electrical facilities (including the panel) located at the rear of the Contraction Space shall be used only for the Contraction Space (provided that Lessee makes no representations regarding such electrical facilities or their sufficiency for use in the Contraction Space), and Lessee shall be responsible for the cost of redistributing power to the remaining portion of the Premises (Lessee acknowledges that the remaining power source will be insufficient to provide power for its remaining space); (e) Lessee acknowledges that the indemnity provisions of the Lease shall continue to apply with respect to the Contraction Space for events occurring prior to relinquishment of the Contraction Space; and (f) the pro rata share of the Premises shall be reduced to 41.0% based on the 147,600 square feet of the Premises divided by the 359,911 of the total project of which the Premises are a part. If Lessee exercises either the First Contraction Option or Second Contraction Option, then on the effective date of the termination of the Lease with respect to the Contraction Space, Lessor shall return a pro rata portion of the Security Deposit. Lessor shall be responsible for constructing, at Lessee’s sole cost and expense, a demising wall that separates the Contraction Space from the remainder of the Premises.
          9. Addendum 49 of the Original Lease, Paragraph 10 of the First Amendment and Paragraph 8 of the Second Amendment are hereby deleted in their entirety. In lieu thereof, subject to Paragraph 39 of the Lease, if this Lease has not been cancelled or terminated prior to

March 31, 2012, and if Lessee is at the time of exercise and through March 31, 2012, in possession of the Premises and is not at the time of exercise and through March 31, 2012 in default of any of the terms, covenants or conditions of this Lease beyond the applicable notice and cure period (it being understood that if Lessee is in default at such time and the cure period has not run, Lessee must cure the default within the cure period), Lessee is hereby granted an option to extend the Term of this Lease for an additional five (5) year period through March 31, 2017; provided that Lessee gives written notice to Lessor of the exercise of such option no later than September 30, 2011 and no earlier than July 1, 2011. The terms and conditions of the Lease during the extended five (5) year term shall be the same as set forth in the Lease as hereby amended (but without regard to the brokerage commission, or to the tenant improvements by Lessor, the tenant improvement allowance and the Contraction Option that have been previously given to Lessee), except that the monthly Base Rent during the period commencing April 1, 2012 and continuing through September 30, 2014, shall be the “Prevailing Fair Rental Value” (“PFRV”) of the Premises, based on comparable properties in the immediate area, as follows:
1)	Commencing on December 1, 2011, Lessor and Lessee shall attempt to agree upon what the new PFRV will be on April 1, 2012. If agreement cannot be reached by December 31, 2011, then by February 29, 2012, both Lessor and Lessee shall each immediately make a reasonable determination of the PFRV and shall simultaneously submit such determinations, in writing, to each other, and if they cannot agree upon the PFRV by March 1, 2012, then each party’s determination of PFRV shall be submitted to arbitration in accordance with the following provisions:
i)	By March 15, 2012, Lessor and Lessee shall each select a commercial real estate broker with at least 10 years of experience in the Torrance area (“Consultant”) of their choice to act as an arbitrator. The two Consultants so appointed shall immediately select a third mutually acceptable Consultant with the same qualifications as the initial Consultants to act as a third Consultant.

ii)	The three Consultants shall within thirty days of the appointment of the third Consultant reach a decision as to what the actual PFRV for the Premises is, and whether Lessor’s or Lessee’s submitted PFRV is the closest thereto. The decision of a majority of the Consultants shall be binding on the Parties. The submitted PFRV which is determined to be the closest to the actual PFRV shall thereafter be used by the Parties.

iii)	If either of the Parties fails to appoint a Consultant by March 15, 2012, the Consultant timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

iv)	The entire cost of such arbitration shall be paid by the party whose submitted PFRV is not selected, i.e. the one that is NOT the closest to the actual PFRV.

Notwithstanding any other provision to the contrary, for purposes of determining the increases in insurance and Real Property Taxes for which Lessee is responsible during the period from April 1, 2012 until March 31, 2017, the “Base Premium” for purposes of Paragraph 8.1 of the Original Lease shall be the premiums for the insurance specified in Paragraphs 8.2(b), 8.3(a) and 8.3(b) of the Original Lease for the calendar year 2012, and the base year for purposes of determining the increase in Real Property Taxes shall be the 2011-2012 fiscal tax year. During the period commencing October 1, 2014 and continuing through March 31, 2017, the monthly Base Rent for the month of September, 2014 will be increased to reflect any change in the Consumer Price Index between January, 2012 and July, 2014. The increase in the Consumer Price Index shall be computed based on the “Consumer Price Index for All Urban Consumers, Los Angeles-Riverside-Orange County, All Items, 1982-84=100”, issued by the United States Department of Labor, Bureau of Labor Statistics. If the Index for the month of July, 2014 is greater than the Index for the month of January, 2012, then the monthly Base Rent will be increased in the same proportion as the increase. However, such increase shall not be more than a total of six (6) percent per year (15% in aggregate) nor less than a total of three (3) percent per year (7.5% in aggregate) during said period. In no event shall the monthly Base Rent be decreased as a result of any declines in said Consumer Price Index.
Should the United States Department of Labor re-adjust the above-described Consumer Price Index to a different base period than the base period in effect when this Lease is executed, then such change in the base shall be taken into account and reflected in all adjustments. Should the official reports of the United States Department of Labor be unavailable for the relevant period at the time that any adjustment hereunder is to become effective, Lessee shall pay the rental on the unadjusted basis until the statistical information for the adjustment is available, and within fifteen (l5) days from written notice by Lessor to Lessee of the adjustment including figures upon which the adjustment is based, Lessee shall pay to Lessor such sum as represents the difference between the rent paid and the adjusted amount of the rent due and payable. In addition, at such time, Lessee shall pay to Lessor an amount sufficient to cause the security deposit hereunder to be increased to an amount equal to the new monthly base rental. If the described Index shall no longer be published, another index generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within thirty (30) days after demand by either party, the substitute index shall, on application of either party, be selected by the chief officer of the San Francisco Regional Office of the Bureau of Labor Statistics or its successor. If selection by such officer cannot be obtained, the adjustment shall be made by mutual agreement or by arbitration.
If Lessee has exercised either the First or Second Contraction Option, the foregoing option to extend shall, at Lessee’s sole option, be applicable only to the 2929 California Street premises defined in Recital B or it shall also apply to the Contraction Space if it is then available, and subject to the rights of any then existing tenant of the Contraction Space.
          10. Notwithstanding 1.10 of the Lease, the parties acknowledge that no Brokers were used in connection with this Lease extension by Lessor, and that Mark Berman of Equis Corporation has represented Lessee. Each party shall indemnify and hold harmless the other party, from and against any and all claims or demands with respect to any brokerage fees, finder’s fees, agent’s commissions or other compensation asserted by any other person or entity in connection with this Lease extension on behalf of the indemnifying party. Lessor shall pay to Equis Corporation on April 1, 2007, a commission equal to three percent (3%) of the Base Rent due pursuant to Paragraph 3 of this Third Amendment (without taking into account the rent increase commencing October 1, 2009) for its services in connection with the negotiation of this extension. Lessor agrees that while the commission is payable on April 1, 2007, it is earned as of the date hereof. Except as provided in the immediately preceding sentence, neither Lessee nor Lessor shall have any liability to any broker for this extension or upon exercise of the option set forth in Paragraph 9 above.
          11. Except as expressly set forth herein, all other terms and conditions of the Lease shall remain unaffected by this Amendment, and are hereby ratified and affirmed.
          12. Lessor represents and warrants to Lessee that Lessor has obtained all necessary consents to enter into this Third Amendment, including, without limitation, the consent of Lessor’s lender(s), if any.
          13. So long as Lessee remains a publicly traded company, Paragraphs 12.1(b) and (c) of the Original Lease are hereby deleted and of no further force and effect. In addition, notwithstanding the provisions of paragraph 12.1(b) and (c) of the Original Lease, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor’s consent (but with notice to Lessor), to any (i) entity which controls, is controlled by or is under common control with Lessee; or (ii) any entity that acquires all or substantially all of the assets or stock of Lessee; or (iii) the resulting entity of a merger or consolidation of Lessee: provided in each such event that said assignee assumes, in full, the obligations of Lessee under the Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of the Lease even if after such assignment or subletting the terms of the Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.
     In witness whereof, the parties have executed this Third Amendment to Lease as of the date first above written.
MOTORCAR PARTS OF AMERICA, INC.,
A NEW YORK CORPORATION

By:	/s/ SELWYN H. JOFFE

Selwyn H. Joffe, President

By:	MICHAEL M. UMANSKY

Michael M. Umansky, Secretary

“Lessee”
(Signatures continued on next page)

GOLKAR ENTERPRISES, LTD.,
A CALIFORNIA LIMITED PARTNERSHIP

BY:	KAR3 Properties Limited Partnership,
a Delaware limited partnership, General Partner

	By:	AKG3 Properties, LLC,
a California limited liability company, general partner

		By:	/s/ ALIZA KARNEY GUREN

Aliza Karney Guren, Manager

“Lessor”

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